Exhibit 10.4

INTELLECTUAL PROPERTY CROSS-LICENSE AGREEMENT

BY AND BETWEEN

HOLCIM TECHNOLOGY LTD

AND

AMRIZE TECHNOLOGY SWITZERLAND LLC

DATED AS OF JUNE 20, 2025

Section 8.7	Third Party Beneficiaries	20
Section 8.8	Titles and Headings	20
Section 8.9	Governing Law	20
Section 8.10	Specific Performance	20
Section 8.11	Severability	20
Section 8.12	Construction	20
Section 8.13	No Duplication; No Double Recovery	21
Section 8.14	Waiver of Jury Trial	21
Section 8.15	Complete Agreement	21
Section 8.16	Counterparts	21
Section 8.17	Bankruptcy	21

SCHEDULES

Schedule A	SpinCo Licensed Copyrights
Schedule B	SpinCo Licensed Know-How
Schedule C	SpinCo Licensed Patents
Schedule D	Additional SpinCo Licensed Patents
Schedule E	Holcim Licensed Copyrights
Schedule F	Holcim Licensed Know-How
Schedule G	Holcim Licensed Patents
Schedule H	License Restrictions
Schedule I	Excluded IP

INTELLECTUAL PROPERTY CROSS-LICENSE AGREEMENT

This INTELLECTUAL PROPERTY CROSS-LICENSE AGREEMENT (this “Agreement”), dated as of June 20, 2025 (the “Effective Date”), is entered into by and between, on the one hand, Holcim Technology Ltd, a corporation (Aktiengesellschaft) incorporated in the Canton of Zug, Switzerland with enterprise identification number (UID) CHE-108.813.148 and its registered office at Grafenauweg 10, 6300 Zug (“Holcim”), and on the other hand, Amrize Technology Switzerland LLC, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated in the Canton of Zug, Switzerland with enterprise identification number (UID) CHE-233.968.441 and its registered office at Grafenauweg 8, 6300 Zug, Switzerland (“SpinCo”, and each of Holcim and SpinCo, a “Party” and together, the “Parties”).

RECITALS

WHEREAS, Holcim Ltd (an affiliate of Holcim) and Amrize Ltd (an affiliate of SpinCo) have entered into that certain Separation and Distribution Agreement, dated as of June 20, 2025, as amended, modified or supplemented (together with all exhibits and schedules thereto, the “Separation Agreement”), pursuant to which Holcim Ltd is being separated into two separate, publicly traded companies, one for each of (i) the Holcim Business (as defined below) and (ii) the SpinCo Business (as defined below);

WHEREAS, Section 3.4 of the Separation Agreement contemplates that Holcim and SpinCo will execute this Agreement, and this Agreement is being entered into by the Parties to satisfy the requirements described therein;

WHEREAS, as of and following the consummation of the transactions contemplated by the Separation Agreement, each Party and its Affiliates will have rights to certain Intellectual Property related to the other Party’s business, including the Holcim Business and the SpinCo Business, as applicable; and

WHEREAS, in connection with the Separation Agreement, Holcim wishes to grant to SpinCo, and SpinCo wishes to grant to Holcim, certain licenses and other rights to certain of such Intellectual Property, in each case, as and to the extent set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Agreement, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS & INTERPRETATION

Section 1.1       General.  As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.1.  Capitalized terms that are not defined in this Agreement shall have the meanings set forth in the Separation Agreement.

(a)
“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person; provided, however, that for purposes of this Agreement, following the Distribution, no member of either Group shall be deemed to be an Affiliate of any member of the other Group, including by reason of having common stockholders or one or more directors in common.  As used in this Section 1.1(a), “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or other interests, by Contract or otherwise.

(b)
“Agreement” has the meaning set forth in the Preamble to this Agreement.

(c)
“Change of Control” means, with respect to a Party, directly or indirectly: (i) an acquisition, reorganization, merger, consolidation, or ownership of such Party (or any Affiliate of such Party that directly or indirectly controls such Party) by or with any Restricted Entity, or any other transaction or series of transactions, pursuant to which any Restricted Entity, together with Affiliates of such Restricted Entity, directly or indirectly acquires or possesses beneficial ownership of more than fifty percent (50%) of the combined voting power or voting securities of such Party (or any Affiliate of such Party that directly or indirectly controls such Party) or the surviving entity from such transaction or series of related transactions; (ii) the sale, lease, conveyance, transfer to or possession by a Restricted Entity of more than fifty percent (50%) of such Party’s business or assets in one transaction or a series of transactions; (iii) any transaction pursuant to which any Restricted Entity obtains the power to directly or indirectly control the composition of more than fifty percent (50%) of the board of directors or other similar governing body of a Party (or any Affiliate of such Party that directly or indirectly controls such Party); or (iv) any other transaction in which a Restricted Entity otherwise becomes or has become the beneficial owner of more than fifty percent (50%) of the outstanding voting securities of such Party (or any Affiliate of such Party that directly or indirectly controls such Party).  As used in this Section 1.1(c), “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or other interests, by Contract or otherwise.

(d)
“Confidential Information” has the meaning set forth in Section 6.1.

(e)
“Control” or “Controlled” means, with respect to any Intellectual Property, such Intellectual Property is both owned by the applicable Person and such Person has the ability to grant a license or other rights in, to and under such Intellectual Property on the terms and conditions set forth herein (other than pursuant to a license or other rights granted pursuant to this Agreement) without breaching (subject to Section 2.4(a)) any Contract entered into as of or prior to the Effective Date between such Person or any of its Affiliates, on the one hand, and any Third Party, on the other hand, or violating any applicable Law.

(f)
“Copyrights” means copyrightable works, copyrights (including in product label or packaging artwork or templates), moral rights, mask work rights, database rights and design rights, in each case, whether or not registered, and registrations and applications for registration thereof.

(g)
“Cover” means, with respect to any Patent, in the absence of a license granted under an unexpired claim of such Patent, which claim has not been adjudicated to be invalid or unenforceable by a final, binding decision of a court or other Governmental Authority of competent jurisdiction that is unappealable or unappealed within the time permitted for appeal (or if such Patent is a patent application, a claim in such patent application if such patent application were to issue as a patent), the practice of the applicable invention or technology, or performance of the applicable process, would infringe such claim.  For clarity, and by way of example, an issued Patent Covers a product if, in the absence of a license granted under a claim of such Patent, making, using, selling, offering for sale, importing or exporting such product infringes such claim.

(h)
“Disclosing Party” has the meaning set forth in Section 6.2.

(i)
“Dispute” has the meaning set forth in Section 8.2.

(j)
“Dispute Notice” has the meaning set forth in Section 3.2(c).

(k)
“Effective Date” has the meaning set forth in the Preamble to this Agreement.

(l)
“Excluded IP” means (i) Trademarks, (ii) IT Assets, (iii) any Intellectual Property and Software licensed or otherwise provided to Licensee or its Affiliates under any other Ancillary Agreement (excluding the Separation Agreement) and (iv) any Intellectual Property set forth on Schedule I.

(m)
“Holcim” has the meaning set forth in the Preamble to this Agreement.

(n)
“Holcim Business” means (i) the business, activities and operations of Holcim Ltd or any of its Affiliates (such Affiliates measured as of the Effective Time and including the members of the SpinCo Group and the members of the Holcim Group) in or with respect to the manufacturing of cement, aggregates, ready-mix concrete, asphalt, roofing systems and other building solutions as conducted outside of the SpinCo Jurisdictions, as well as other support operations in Colombia, at any time prior to the Distribution by them or any of their current or former affiliates, subsidiaries, divisions or businesses, (ii) any other business conducted primarily through the use of the Holcim Assets as of the Effective Time, and (iii) the businesses and operations of the Post-Spin Holcim Entities acquired or established by or for Holcim Ltd or any of its Subsidiaries after the Effective Time.

(o)
“Holcim Licensed Copyrights” means, to the extent Controlled by Holcim or its Affiliates as of the Effective Date, any and all Copyrights used or held for use in both the Holcim Business and the SpinCo Business as conducted as of the Effective Date, including the Copyrights set forth on Schedule E; provided, that Holcim Licensed Copyrights exclude any and all (i) Know-How and (ii) Excluded IP.

(p)
“Holcim Licensed IP” means the Holcim Licensed Patents, Holcim Licensed Know-How and Holcim Licensed Copyrights.

(q)
“Holcim Licensed Know-How” means, to the extent Controlled by Holcim or its Affiliates as of the Effective Date, any and all Know-How used or held for use in both the Holcim Business and the SpinCo Business as conducted as of the Effective Date, including the Know-How set forth on Schedule F; provided, that Holcim Licensed Know-How excludes any and all (i) Copyrights and (ii) Excluded IP.

(r)
“Holcim Licensed Patents” means: (i) to the extent Controlled by Holcim or its Affiliates as of the Effective Date, any and all Patents that are expressly set forth on Schedule G, (ii) to the extent Controlled by Holcim or its Affiliates as of or following the Effective Date, any and all continuations, divisionals, renewals, provisionals, continuations-in-part, patents of addition, restorations, substitutions, extensions, supplementary protection certificates, reissues and reexaminations of, and all other Patents that claim priority to, from or form the basis for priority for, any Patents described in the foregoing clause (i), and foreign equivalents thereof, in each case, solely to the extent the claims of such items described in this clause (ii) are fully supported by any Patents described in the foregoing clause (i), and (iii) to the extent Controlled by Holcim or its Affiliates as of or following the Effective Date, any and all Patents that are not described by the foregoing clauses (i) or (ii) filed by Holcim or its Affiliates within the nine (9) months following the Effective Date to the extent such Patents Cover any Holcim Licensed Know-How; provided, that Holcim Licensed Patents exclude any and all Excluded IP.

(s)
“Holcim Restricted Entity” has the meaning set forth on Schedule H.

(t)
“Indemnifiable Loss” means any and all damages, losses, deficiencies, Liabilities, obligations, penalties, judgments, settlements, claims, payments, fines, interest, costs and expenses (including reasonable costs and expenses of any and all Proceedings and demands, assessments, judgments, settlements and compromises relating thereto and the reasonable costs and expenses of attorneys’, accountants’, consultants’ and other professionals’ fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder).

(u)
“Indemnifying Party” has the meaning set forth in Section 5.1.

(v)
“Indemnitee” has the meaning set forth in Section 5.1.

(w)
“Intellectual Property” means any and all rights (created or arising in any jurisdiction anywhere in the world, whether statutory, common law, or otherwise) to the extent arising from or related to intellectual property, including (i) Patents, (ii) Trademarks, (iii) Copyrights, (iv) rights in Know-How, (v) rights in Software and (vi) all registrations and applications for registration of any of the foregoing clauses (i) through (v).

(x)
“Know-How” means all trade secrets and other confidential or proprietary information, know-how and technical data, including any that comprise financial, business, scientific, technical, economic or engineering information and instructions, including any confidential or proprietary raw materials, material lists, raw material specifications, manufacturing or production files or specifications, plans, drawings, blueprints, design tools, quality assurance and control procedures, simulation capability, research data, manuals, compilations, reports, including technical reports and research reports, analyses, formulas, formulations, designs, prototypes, methods, techniques, processes, rights in research, development, manufacturing, financial, marketing and business data, pricing and cost information, customer and supplier lists and information, procedures, inventions and invention disclosure documents, in each case, other than Patents.

(y)      “Licensed IP” means (i) with respect to the licenses granted to Holcim hereunder, the SpinCo Licensed IP, and (ii) with respect to the licenses granted to SpinCo hereunder, the Holcim Licensed IP.

(z)       “Licensed Patents” means (i) if Holcim is Licensor, the Holcim Licensed Patents, and (ii) if SpinCo is Licensor, SpinCo Licensed Patents.

(aa)     “Licensee” means (i) with respect to the Holcim Licensed IP, SpinCo and (ii) with respect to SpinCo Licensed IP, Holcim.

(bb)     “Licensor” means (i) with respect to SpinCo Licensed IP, SpinCo and (ii) with respect to the Holcim Licensed IP, Holcim.

(cc)     “Notifying Party” has the meaning set forth in Section 3.2(a).

(dd)     “Omitted Patent Notice” has the meaning set forth in Section 3.2(a).

(ee)     “Party” has the meaning set forth in the Preamble to this Agreement.

(ff)      “Patents” means patents, patent applications (including patents issued thereon) and patents of importation, certificates of addition, design patents and utility models, including reissues, divisionals, continuations, continuations-in-part, extensions, renewals and reexaminations thereof.

(gg)     “Prosecuting Party” has the meaning set forth in Section 4.1(d).

(hh)     “Receiving Party” has the meaning set forth in Section 6.2.

(ii)       “Recipient Party” has the meaning set forth in Section 3.2(a).

(jj)       “Restricted Entity” means (i) with respect Holcim, any Holcim Restricted Entity, and (ii) with respect to SpinCo, any SpinCo Restricted Entity.

(kk)     “Separation Agreement” has the meaning set forth in the Recitals to this Agreement.

(ll)      “Software” means all computer programs (whether in source code, object code or other form), software implementations of algorithms, and related documentation, including flowcharts and other logic and design diagrams, technical, functional and other specifications, and user and training materials to the extent related to any of the foregoing.

(mm)   “SpinCo” has the meaning set forth in the Preamble to this Agreement.

(nn)    “SpinCo Business” means (i) the business, activities and operations of Holcim Ltd or any of its Affiliates (such Affiliates measured as of the Effective Time and including the members of the SpinCo Group and the members of the Holcim Group) in or with respect to the manufacturing of cement, aggregates, ready-mix concrete, asphalt, roofing systems and other building solutions, as conducted in each of the jurisdictions specified on Schedule 1.1(132) of the Separation Agreement (collectively, the “SpinCo Jurisdictions”) as well as certain support operations in Colombia, certain leased office space in Switzerland and certain trading operations (as such trading operations are summarized in the Information Statement), at any time prior to the Distribution by them or any of their current or former affiliates, subsidiaries, divisions or businesses, (ii) any other business conducted primarily through the use of the SpinCo Assets as of the Effective Time, and (iii) the businesses and operations of the Post-Spin SpinCo Entities acquired or established by or for Amrize Ltd or any of its Subsidiaries after the Effective Time.

(oo)
“SpinCo Licensed Copyrights” means, to the extent Controlled by SpinCo or its Affiliates as of the Effective Date, any and all Copyrights used or held for use in both the Holcim Business and the SpinCo Business as conducted as of the Effective Date, including the Copyrights set forth on Schedule A; provided, that SpinCo Licensed Copyrights exclude any and all (i) Know-How and (ii) Excluded IP.

(pp)     “SpinCo Licensed IP” means SpinCo Licensed Patents, SpinCo Licensed Know-How and SpinCo Licensed Copyrights.

(qq)     “SpinCo Licensed Know-How” means, to the extent Controlled by SpinCo or its Affiliates as of the Effective Date, any and all Know-How used or held for use in both the Holcim Business and the SpinCo Business as conducted as of the Effective Date, including the Know-How set forth on Schedule B; provided, that SpinCo Licensed Know-How excludes any and all (i) Copyrights and (ii) Excluded IP.

(rr)      “SpinCo Licensed Patents” means: (i) to the extent Controlled by SpinCo or its Affiliates (a) as of the Effective Date, any and all Patents that are expressly set forth on Schedule C and (b) as of or following the Effective Date, those Patents that are described on Schedule D, (ii) to the extent Controlled by SpinCo or its Affiliates as of or following the Effective Date, any and all continuations, divisionals, renewals, provisionals, continuations-in-part, patents of addition, restorations, substitutions, extensions, supplementary protection certificates, reissues and reexaminations of, and all other Patents that claim priority to, from or form the basis for priority for, any Patents described in the foregoing clause (i), and foreign equivalents thereof, in each case, solely to the extent the claims of such items described in this clause (ii) are fully supported by any Patents described in the foregoing clause (i), and (iii) to the extent Controlled by SpinCo or its Affiliates as of or following the Effective Date, any and all Patents that are not described by the foregoing clauses (i) or (ii) filed by SpinCo or its Affiliates within the nine (9) months following the Effective Date to the extent such Patents Cover any SpinCo Licensed Know-How; provided, that SpinCo Licensed Patents exclude any and all Excluded IP.

(ss)      “SpinCo Restricted Entity” has the meaning set forth on Schedule H.

(tt)       “Sublicensee” has the meaning set forth in Section 2.3.

(uu)     “Term” has the meaning set forth in Section 7.1.

(vv)     “Third Party” means any Person other than Holcim, SpinCo and their respective Affiliates.

(ww)   “Third Party Contracts” has the meaning set forth in Section 2.4(a).

(xx)    “Third Party Infringement” means (i) any Third Party activities that constitute, or would reasonably be expected to constitute, an infringement, misappropriation or other violation of any Licensed IP or (ii) any Third Party allegations of invalidity or unenforceability of any Licensed IP licensed to Licensee hereunder.

(yy)    “Third Party Payments” means any and all obligations on the part of Licensor or any of its Affiliates to pay royalties, sublicense fees, milestones or other amounts to Third Parties pursuant to Contracts existing as of the Effective Date to which Licensor or any of its Affiliates is a party or is otherwise bound, in each case to the extent that such obligation to pay arises from, or is a result of the grant to or exercise by Licensee or any Sublicensees of, any license, sublicense or other right granted hereunder.

(zz)     “Trademarks” means any trademarks, service marks, certification marks, trade names, domain names, favicons, social media addresses, service names, trade dress and logos, and other similar designations of source or origin, including all goodwill associated therewith, in each case whether or not registered, and registrations and applications for registration thereof, and all reissues, extensions and renewals of any of the foregoing.

ARTICLE II
GRANTS OF RIGHTS

Section 2.1       License to SpinCo.  Subject to the terms and conditions of this Agreement, during the Term, Holcim hereby grants, and shall cause its Affiliates to grant, to SpinCo, an irrevocable, fully paid-up (and without separate consideration), sublicensable (to the extent permitted in Section 2.3), transferable (to the extent permitted in Section 8.6), non-exclusive, worldwide license in, to and under the Holcim Licensed IP for any and all uses.  For clarity, subject to the terms and conditions of this Agreement, the license set forth in this Section 2.1 shall include the right (i) to practice the Holcim Licensed IP to make (including have made), use, sell, offer for sale, import and export any and all products for any and all uses, in each case worldwide, and (ii) to use, practice, copy, perform, render, develop, improve, display, distribute, modify and make derivative works of the Holcim Licensed IP and any tangible embodiments thereof for any and all uses, in each case worldwide.

Section 2.2       License to Holcim.  Subject to the terms and conditions of this Agreement, during the Term, SpinCo hereby grants, and shall cause its Affiliates to grant, to Holcim, an irrevocable, fully paid-up (and without separate consideration), sublicensable (to the extent permitted in Section 2.3), transferable (to the extent permitted Section 8.6), non-exclusive, worldwide license in, to and under SpinCo Licensed IP for any and all uses.  For clarity, subject to the terms and conditions of this Agreement, the license set forth in this Section 2.2 shall include the right (i) to practice SpinCo Licensed IP to make (including have made), use, sell, offer for sale, import and export any and all products for any and all uses, in each case worldwide, and (ii) to use, practice, copy, perform, render, develop, improve, display, distribute, modify and make derivative works of SpinCo Licensed IP and any tangible embodiments thereof for any and all uses, in each case worldwide.

Section 2.3        Sublicenses.  Licensee may not sublicense the licenses and rights granted to Licensee under Section 2.1 or Section 2.2 (as applicable), other than (i) to its Affiliates (for clarity, only for so long as such sublicensee is an Affiliate of Licensee), and (ii) to the extent solely for the benefit of such Licensee or its Affiliates (and not for the independent use or benefit of any Third Party), to Third Parties in the ordinary course of business, in each case (the foregoing clauses (i)-(ii)) through multiple tiers (each Affiliate or Third Party granted a sublicense to Licensed IP in accordance with the foregoing, a “Sublicensee”).  Each sublicense granted to a Third Party under the Licensed IP shall be granted pursuant to a written agreement which does not conflict with the terms and conditions of this Agreement.  For clarity, granting a sublicense shall not relieve Licensee of any obligations hereunder and Licensee shall cause each of its Sublicensees to comply, and shall remain responsible for its Sublicensees’ compliance, with the terms hereof applicable to Licensee.

Section 2.4        Third Party Rights.

(a)       Notwithstanding anything to the contrary in this Agreement, the Parties’ rights and obligations set forth in this Agreement (including the licenses granted under Section 2.1 and Section 2.2) shall be subject to the terms of any Contracts related to the Licensed IP, which Contracts exist as of the Effective Date and to which Licensor or any of its Affiliates is a party or otherwise bound (“Third Party Contracts”).  To the extent that, as a result of any Third Party Contracts, any license or other rights granted hereunder may not be granted without the consent of or payment of consideration to any Third Party, or will cause Licensor or any of its Affiliates to breach any of its or their obligations to any Third Party, the licenses and other rights granted hereunder shall only be granted to the extent such consent has been obtained or such fee or other consideration has been paid, or such breach will not occur (it being understood that Licensor shall have no obligation to agree to make, or make, any payments or other concessions, except to the extent expressly required under the Separation Agreement or any other Ancillary Agreement).

(b)      Third Party Payments, if any, with respect to the Licensed IP shall be Licensee’s sole responsibility.  Licensee shall pay the Third Party Payments directly to the applicable Third Party; provided, that if such Third Party does not permit Licensee to pay such Third Party Payments to such Third Party directly, the Parties shall cooperate in good faith to ensure that such Third Party Payments are paid by Licensee to Licensor in a manner to enable Licensor to pay such amounts in compliance with its applicable obligations.

Section 2.5        Reservation of Rights.  Except as expressly provided in the Separation Agreement or any other Ancillary Agreement (including this Agreement), Licensor reserves its and its Affiliates’ rights not expressly licensed or otherwise granted hereunder.  Without limiting the foregoing, this Agreement and the licenses and rights granted herein do not, and shall not be construed to, confer any rights upon Licensee, its Affiliates, or its Sublicensees by implication, estoppel, or otherwise as to any of the other Party’s or its Affiliates’ other Intellectual Property (including, for clarity, any Excluded IP).

ARTICLE III
OWNERSHIP & OMITTED PATENTS

Section 3.1       Ownership.  As between the Parties and their respective Affiliates, (i) SpinCo acknowledges and agrees that Holcim and its Affiliates own the Holcim Licensed IP, (ii) Holcim acknowledges and agrees that SpinCo and its Affiliates own the SpinCo Licensed IP and (iii) each Party acknowledges and agrees that, except as provided in Section 4.1(b), neither Party, nor its Affiliates or its Sublicensees, will acquire any ownership rights in the Licensed IP licensed to such Party hereunder.  To the extent that a Party, its Affiliates or its Sublicensees (as applicable) is assigned or otherwise obtains ownership of any right, title or interest in or to any Intellectual Property in contravention of this Section 3.1, such Party hereby assigns, and shall cause its Affiliates and Sublicensees (as applicable) to assign, to the other Party (or to such Affiliate or Third Party designated by such other Party in writing) all such right, title and interest.

Section 3.2        Omitted Patents.

(a)      Each Party shall have the right to provide prompt written notice (an “Omitted Patent Notice”) to the other Party, including in response to an inquiry from the other Party, if, following the Effective Date, such Party (the “Notifying Party”) identifies a Patent owned by the other Party (the “Recipient Party”) or any of its Affiliates as of the Effective Date that is not included in the SpinCo Licensed Patents (if Holcim is the Notifying Party) or the Holcim Licensed Patents (if SpinCo is the Notifying Party), and the Notifying Party reasonably believes that such Patent was actually used in the conduct of the Holcim Business (if Holcim is the Notifying Party) or the conduct of the SpinCo Business (if SpinCo is the Notifying Party), in each case, as conducted as of the Effective Date.  Each Omitted Patent Notice shall identify the applicable Patent, describe such actual use and include evidence demonstrating such actual use.

(b)       In the event that, within thirty (30) days of receipt of the Omitted Patent Notice, the Recipient Party does not provide the Notifying Party with a Dispute Notice (as described in clause (c) below), such Patent(s) shall be included in the SpinCo Licensed Patents (if Holcim is the Notifying Party) or the Holcim Licensed Patents (if SpinCo is the Notifying Party), in each case, to the extent the Receiving Party has, or any of its Affiliates have, the ability to grant such license to such Patent without breaching any Contract entered into as of or prior to the Effective Date between the Receiving Party or any of its Affiliates, on the one hand, and any Third Party, on the other hand, or any applicable Law.  In the event that such license is granted to such Patent pursuant to this Section 3.2(b), the Parties shall reasonably cooperate to amend Schedule C or Schedule G (as applicable) to include such Patent.

(c)       In the event that the Recipient Party does not agree that the Patent(s) identified in the Omitted Patent Notice were used in the manner identified in the Omitted Patent Notice, the Recipient Party shall provide the Notifying Party with written notice of such dispute within thirty (30) days of receipt of the Omitted Patent Notice, which notice shall request negotiation between appropriate senior executive officers of each of SpinCo and Holcim (a “Dispute Notice”).  Within fifteen (15) days after the delivery of a Dispute Notice, such executive officers shall confer in person or by video or teleconference with respect to the dispute.  If, within thirty (30) days after the delivery of a Dispute Notice, the Parties have not agreed in writing to resolve the dispute, such dispute shall be resolved in accordance with Section 8.9.

(d)      Notwithstanding anything to the contrary herein, unless otherwise agreed upon by the Parties, each Party shall only have until the thirty six (36) month anniversary of the Effective Date to provide an Omitted Patent Notice pursuant to Section 3.2(a) to the other Party.

(e)      Notwithstanding the foregoing Section 3.2(a), all Excluded IP is specifically excluded from, and may not be added pursuant to, an Omitted Patent Notice.

ARTICLE IV
PROSECUTION, MAINTENANCE AND ENFORCEMENT

Section 4.1        Responsibility and Cooperation.

(a)     Subject to Section 4.1(b), as between the Parties, Licensor shall have sole responsibility (but not the obligation) for filing, prosecuting and maintaining all Patents within the Licensed IP with respect to which such Licensor or any of its Affiliates is granting a license to Licensee hereunder.  Licensor shall be solely responsible for all costs and expenses incurred in connection with such filing, prosecution and maintenance.

(b)      If, during the Term, Licensor decides to abandon, or otherwise allows to lapse, any issued Holcim Licensed Patent (if Holcim is the Licensor) or SpinCo Licensed Patent (if SpinCo is the Licensor) or published application therefor, Licensor shall use commercially reasonable efforts to notify Licensee of such decision at least thirty (30) days prior to any deadline for taking action to avoid abandonment (or other loss of rights) of such Patent.  Upon receipt of such notice, Licensee shall have the right to elect to assume responsibility for prosecution and maintenance of such Patent by providing Licensor with written notice of such election within thirty (30) days (or such shorter period requested where the final deadline is in less than thirty (30) days) following such notice from Licensor, and Licensor shall either (i) withdraw its decision to abandon and continue prosecuting or maintaining such Patent at its sole cost and expense (and provide Licensee written notice thereof), or (ii) assign, and hereby does assign, its entire right, title and interest in and to such Patent to Licensee at Licensee’s sole cost and expense (provided, that, for clarity, Licensee shall not be required to pay any additional consideration to Licensor in exchange for such assignment, but shall be required to reimburse Licensor for its out-of-pocket costs and expenses incurred in connection with assigning any such Patents).  For clarity, Licensor shall not be in breach of the foregoing if Licensor uses commercially reasonable efforts to notify Licensee of its decision to abandon (or otherwise lose rights) but inadvertently and in good faith fails to so notify Licensee.  In the event that Licensor assigns any Patents to Licensee in accordance with the foregoing (ii), such Patents shall no longer be (x) if Licensor is Holcim, Holcim Licensed Patents and instead shall be SpinCo Licensed Patents, or (y) if Licensor is SpinCo, SpinCo Licensed Patents and instead shall be Holcim Licensed Patents.  Notwithstanding anything to the contrary herein, in the event that any Licensed Patent is assigned to Licensee pursuant to this Section 4.1(b), such Licensed Patent shall be subject to the terms and conditions of any licenses and other rights granted by or on behalf of Licensor or any of its Affiliates with respect to such Licensed Patent prior to the date of such assignment (to the extent that such terms and conditions do not conflict with any of the terms hereof), and unless otherwise agreed in writing, the assignee Party may abandon such Patent without notice or obligation of assignment to the other Party.

(c)       For clarity, Licensor’s obligations under Section 4.1(b) do not apply to (i) the filing or validating of any national or regional applications based on any international or regional Patent applications or filings (including any Patent Cooperation Treaty or European Patent Office applications) whether or not designated under such applications or filings, (ii) filing of any Patent application after the Effective Date, including the filing of any divisional, continuation or continuation-in-part application or (iii) maintaining or prosecuting any unpublished Patent applications.  If any Licensed Patent subject to this Section 4.1 is subject to the terms of any Contract existing as of the Effective Date to which Licensor or any of its Affiliates is a party or otherwise bound whereby a Third Party has the right to elect to assume responsibility for prosecution or maintenance of, or request assignment of, such Licensed Patent, and such Third Party elects not to exercise all such rights in such Licensed Patent, then such Licensed Patent shall become subject to the terms of Section 4.1(b), except if Licensor’s grant of such rights to Licensee, or Licensee’s exercise of such rights, would breach any contractual rights or obligations owed to such Third Party or any of its Affiliates.

(d)      Upon the reasonable request of the Party that controls filing, prosecution or maintenance of any Patents within the Licensed IP (the “Prosecuting Party”) in accordance with Section 4.1(a) or 4.1(b), as applicable, the other Party shall reasonably cooperate with and provide assistance to such Prosecuting Party in connection with such activities (including by providing information, obtaining signatures and authorizations and taking such other actions as may be required by applicable Law), and such Prosecuting Party shall reimburse such other Party’s reasonable out-of-pocket costs and expenses incurred in connection therewith.

Section 4.2        Defense and Enforcement.

(a)      Subject to Section 4.2(b), as between the Parties, Licensor shall have the exclusive right (but not the obligation), at its own cost and expense, to control any enforcement or defense against any Third Party Infringement of the Licensed IP (including by bringing a Proceeding or entering into settlement discussions).

(b)     In the case of any Third Party Infringement that (in Licensee’s reasonable judgment) poses a material and adverse risk to Licensee’s or its Affiliates’ business, Licensee may request that Licensor enforce or defend (as applicable) such Licensed IP (including by bringing a Proceeding or entering into settlement discussions), which request Licensor shall consider (reasonably and acting in good faith), and if such request is granted, such enforcement or defense (as applicable) shall be controlled by Licensor at Licensee’s sole cost and expense; provided, that Licensee must approve in writing all such costs and expenses in advance, and Licensor shall have no obligation to enforce or defend (as applicable) such Licensed IP in the event that Licensee does not approve of such costs and expenses in any material respect.

(c)      If, in connection with enforcing any Licensed IP against any Third Party Infringement in accordance with this Section 4.2, Licensor brings (or defends) a Proceeding or enters into settlement discussions with respect thereto, Licensee shall provide reasonable assistance in connection therewith at Licensor’s reasonable request, and (other than in connection with Proceedings or settlement discussions pursued in accordance with Section 4.2(b)), Licensor shall reimburse Licensee’s reasonable, actual out-of-pocket costs and expenses incurred in connection therewith.  Any and all amounts recovered by Licensor in any Proceeding regarding a Third Party Infringement or settlement with respect thereto shall, unless otherwise agreed (including in an agreement in connection with obtaining consent to settlement), be retained by Licensor.

(d)       Certain Invalidity/Unenforceability Challenges.  Notwithstanding anything to the contrary in Section 4.1 or this Section 4.2, in the event that any Third Party allegations of invalidity or unenforceability of any Patents included in the Licensed IP licensed to Licensee hereunder arise in an opposition, interference, reissue proceeding, reexamination or other patent office proceeding (or any invalidity or unenforceability proceeding before a national court), Section 4.1 shall govern the Parties’ rights and obligations with respect thereto.

(e)       For clarity, this Agreement shall not obligate either Party to disclose to the other Party, or maintain, register, prosecute, pay for or offer to pay for (including by offering remuneration to any inventors), enforce, defend or otherwise manage any Intellectual Property, except to the extent expressly set forth herein.  Notwithstanding anything to the contrary herein, neither Party nor any of its Affiliates shall be required by the foregoing in this Section 4.2 to take or omit to take any action that it reasonably believes contravenes any applicable Law.

(f)       Third Party Contracts.  For clarity, and notwithstanding anything to the contrary in this Article IV, the Parties’ rights and obligations set forth in this Article IV shall be subject to the terms of any Contracts existing as of the Effective Date to which the Licensor or any of its Affiliates is a party or otherwise bound, subject to the requirements of Section 2.4.

ARTICLE V
INDEMNIFICATION

Section 5.1     Indemnification.  Each Party (the “Indemnifying Party”) shall indemnify, defend and hold harmless the other Party and such other Party’s Affiliates and its and their respective directors, officers, agents, successors (each, an “Indemnitee” and collectively, the “Indemnitees”) from and against any and all Indemnifiable Losses incurred or suffered by any of the Indemnitees to the extent arising out of, relating to or resulting from (i) gross negligence or willful misconduct by the Indemnifying Party, any of its Affiliates, or its or their Sublicensees, agents or subcontractors in the performance of this Agreement, (ii) breach by the Indemnifying Party of this Agreement, or (iii) exercise by the Indemnifying Party or its Affiliates or Sublicensees of the licenses and rights granted to it hereunder, in each case (in respect of the foregoing clauses (i)-(iii)), except to the extent that such Indemnifiable Losses are subject to indemnification by the other Party pursuant to this Section 5.1.

Section 5.2       Indemnification Procedures.  The indemnification procedures set forth in Section 6.4, Section 6.5, Section 6.7 and Section 6.8 of the Separation Agreement shall apply to the matters indemnified hereunder, mutatis mutandis.

Section 5.3      Disclaimer of Representations and Warranties.  EXCEPT TO THE EXTENT EXPRESSLY SET FORTH IN THE SEPARATION AGREEMENT, THIS AGREEMENT OR IN ANY OF THE OTHER ANCILLARY AGREEMENTS, THE PARTIES DISCLAIM AND WAIVE ANY AND ALL OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED (INCLUDING WITH REGARD TO QUALITY, PERFORMANCE, NON-INFRINGEMENT OR OTHER VIOLATION, VALIDITY, COMMERCIAL UTILITY, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE), AND EACH PARTY ACKNOWLEDGES AND AGREES IT HAS NOT AND WILL NOT RELY ON ANY SUCH REPRESENTATIONS OR WARRANTIES EXCEPT THOSE EXPRESSLY SET FORTH IN THE SEPARATION AGREEMENT, THIS AGREEMENT OR IN ANY OF THE OTHER ANCILLARY AGREEMENTS. WITHOUT LIMITING THE FOREGOING, EACH LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER REGARDING THE EXISTENCE OR ABSENCE OF FAULTS, IF ANY, IN THE APPLICABLE LICENSED IP, AND THE APPLICABLE LICENSEE ACKNOWLEDGES AND AGREES THAT IT HAS NOT AND WILL NOT RELY ON ANY SUCH REPRESENTATIONS OR WARRANTIES.

Section 5.4      Limitation of Liability.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT (INCLUDING THIS ARTICLE V, BUT SUBJECT TO SECTION 5.5), IN NO EVENT SHALL HOLCIM OR SPINCO OR THEIR RESPECTIVE AFFILIATES BE LIABLE, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE, AT LAW OR IN EQUITY, FOR PUNITIVE, EXEMPLARY, SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL LOSSES ARISING FROM OR RELATING TO ANY CLAIM MADE UNDER THIS AGREEMENT (EXCEPT FOR ALL COMPONENTS OF AWARDS AGAINST THE NON-BREACHING PARTY IN ANY THIRD-PARTY CLAIM, INCLUDING COMPONENTS OF SUCH THIRD-PARTY CLAIM RELATING TO ANY OF THE FOREGOING AND ATTORNEYS’ FEES).

Section 5.5        Limited Liability Exclusions.  The limitation of Indemnifiable Losses provided in Section 5.4 shall not apply to: (i) fines or penalties assessed by a Governmental Authority; (ii) Indemnifiable Losses arising from any willful breach of this Agreement; (iii) Indemnifiable Losses arising from willful misconduct or fraud; and (iv) Licensee’s failure to comply with Section 4.1.

ARTICLE VI
CONFIDENTIALITY

Section 6.1      Confidential Information.  As used herein, “Confidential Information” means any confidential and proprietary information of a Party, regardless of form, which such Party considers to be confidential and proprietary, including information that: (i) if disclosed in writing, is labeled as “confidential” or “proprietary”; (ii) if disclosed orally, is designated confidential at disclosure; (iii) by nature or the circumstances of its disclosure, should reasonably be considered as confidential; or (iv) constitutes information or data related to the Licensed IP, including trade secrets, algorithms, source code, product/service specifications, prototypes, product roadmaps, Software, product pricing, marketing plans, financial data, personnel statistics, methods of manufacturing and processing, techniques, research, development, inventions (whether or not patentable and whether or not reduced to practice), data, ideas, concepts, drawings, designs and schematics.  Notwithstanding the foregoing, the term “Confidential Information” shall not include information which: (A) rightfully becomes publicly available other than by a breach of a duty to the Disclosing Party or violation of Law; (B) is rightfully received by the Receiving Party from a Third Party without any obligation of confidentiality; (C) as evidenced by the Receiving Party’s written records, is rightfully known to the Receiving Party without any limitation on use or disclosure prior to its receipt from the Disclosing Party; or (D) is independently developed by or on behalf of the Receiving Party without use of or reference to the Confidential Information of the Disclosing Party.

Section 6.2       Confidentiality Obligations.  Each Party and its Affiliates that receives, obtains or otherwise become aware of under or in connection with this Agreement (the “Receiving Party”) any Confidential Information of the other Party or its Affiliates (the “Disclosing Party”), respectively, agrees to (i) keep the Disclosing Party’s Confidential Information confidential, (ii) use the Disclosing Party’s Confidential Information only as necessary to perform its obligations, exercise its rights under this Agreement or otherwise in connection with a Dispute, (iii) use a reasonable degree of care in keeping the Disclosing Party’s Confidential Information confidential, and (iv) limit access to the Disclosing Party’s Confidential Information to its personnel, Affiliates, assignees, contractors, subcontractors, Sublicensees, authorized representatives and advisors (including any financial, tax, legal and technical advisors), in each case, who have a need to access or know such Confidential Information for the purpose of performing its obligations and exercising its rights under this Agreement and who have been apprised of these confidentiality obligations.  Except as otherwise expressly provided in this Agreement, nothing in this Agreement is intended to grant to the Receiving Party any rights in or to any Confidential Information of the Disclosing Party.

Section 6.3      Disclosure Required by Law.  In the event that the Receiving Party is requested or required by Law (including subpoena or court order) to disclose any Confidential Information of the Disclosing Party, the Receiving Party shall, to the extent legally permissible, provide prompt written notice to the Disclosing Party of such request or requirement, so that the Disclosing Party will have a reasonable opportunity to seek confidential treatment of such Confidential Information prior to its disclosure (whether through protective orders or otherwise) and, upon request, the Receiving Party shall reasonably cooperate with the Disclosing Party in seeking confidential treatment of such Confidential Information or other appropriate relief from such Law.  If, in the absence of a protective order, other confidential treatment or waiver under this Agreement, the Receiving Party is advised by its legal counsel that it is legally required to disclose such Confidential Information, the Receiving Party may disclose such Confidential Information without liability under this Article VI; provided, that the Receiving Party exercises commercially reasonable efforts to obtain reliable assurances that confidential treatment will be afforded any such Confidential Information prior to its disclosure and discloses only the minimum amount of such Confidential Information necessary to comply with such Law.  Similarly, with respect to any disclosure of Confidential Information in connection with a Dispute, the Receiving Party shall exercise commercially reasonable efforts to obtain reliable assurances that confidential treatment will be afforded any Confidential Information of the Disclosing Party prior to its disclosure.

Section 6.4       Disclosure in Connection with Due Diligence.  The terms of this Agreement shall be the Confidential Information of both Parties.  A Party may provide this Agreement to any Third Party, subject to confidentiality obligations no less restrictive than those set forth in this Article VI, if required to do so in connection with any diligence for any actual or potential bona fide business transaction with such Third Party related to the subject matter of this Agreement (including an acquisition, divestiture, merger, consolidation, asset sale, financing or public offering).

Section 6.5        Confidential Treatment of Licensed IP.  Without limitation to the terms of this Article VI, (i) Holcim shall use commercially reasonable efforts to keep confidential any trade secrets or other material confidential information within the Holcim Licensed IP, and (ii) SpinCo shall use commercially reasonable efforts to keep confidential any trade secrets or other material confidential information within the SpinCo Licensed IP; provided, that, for clarity, the foregoing shall not prevent either Party or its Affiliates from filing, prosecuting or otherwise exploiting Patents in its good-faith judgment.

ARTICLE VII
TERM

Section 7.1        Term.  The terms of the licenses and other grants of rights (and related obligations) under this Agreement (the “Term”) shall remain in effect (i) to the extent with respect to the Patents and Copyrights licensed hereunder, on a Patent-by-Patent and Copyright-by-Copyright basis, until expiration, invalidation or abandonment of such Patent or Copyright (as applicable), and (ii) with respect to all other Licensed IP, in perpetuity.  Each of the Parties acknowledges and agrees that the licenses granted hereunder (x) are irrevocable and (y) except as provided in Section 7.2, may not be limited for any reason (even in the event of a material breach).

Section 7.2      Termination for Change of Control.  Each Party shall promptly provide the other Party with written notice upon execution of any agreement providing for a Change of Control of such Party (not to exceed seventy-two (72) hours from the consummation of any such execution providing for such Change of Control), including identifying the Person(s) who were counterparties to such Change of Control.  The Party not undergoing the Change of Control shall have the right to limit the licenses granted herein to the Party undergoing the Change of Control, effective as of consummation of such Change of Control, as described in Schedule H, and such Party may only exercise such right under this Section 7.2 by providing written notice thereof prior to the date that is one hundred fifty (150) days after consummation of such Change of Control.

Section 7.3      Consequences of Expiration.  Expiration of this Agreement, in part or in its entirety, shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to such expiration.

Section 7.4        Survival.  Notwithstanding anything to the contrary herein, the following provisions shall survive the expiration of this Agreement: Article I, Section 3.1, Article V, Article VI, Section 7.3, this Section 7.4 and Article VIII.

ARTICLE VIII
MISCELLANEOUS

Section 8.1       References; Interpretation.  References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa.  Unless the context otherwise requires: (i) the words “include,” “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation”; (ii) references in this Agreement to Articles, Sections and Schedules shall be deemed references to Articles and Sections of, and Schedules to, this Agreement (unless expressly stated otherwise); (iii) the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement; (iv) the word “or” shall have the inclusive meaning represented by the phrase “and/or”; (v) any reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement; (vi) any reference to any Law (including statutes and ordinances) means such law (including all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability; (vii) unless the context requires otherwise, any references in this Agreement to “Holcim” shall also be deemed to refer to the applicable member of the Holcim Group, references to “SpinCo” shall also be deemed to refer to the applicable member of the SpinCo Group and, in connection therewith, any references to actions or omissions to be taken, or refrained from being taken, as the case may be, by Holcim or SpinCo shall be deemed to require Holcim or SpinCo, as the case may be, to cause the applicable members of the Holcim Group or the SpinCo Group, respectively, to take, or refrain from taking, any such action; (viii) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or thing extends, and such phrase shall not mean simply “if”; (ix) all references to “$” or dollar amounts are to the lawful currency of the United States of America; (x) any capitalized terms used in any Schedule to this Agreement but not otherwise defined therein shall have the meaning as defined in this Agreement; and (xi) references in this Agreement to any time shall be to New York, New York time unless otherwise expressly provided herein.

Section 8.2      Dispute Resolution.  The Parties acknowledge and agree that Article VIII of the Separation Agreement is hereby incorporated into this Agreement, and the procedures set forth therein shall apply, mutatis mutandis, to any dispute, controversy, or claim arising out of or relating to this Agreement, including the breach, termination, or validity thereof, and any question of the arbitrators’ jurisdiction, the arbitrability of any claim, or the existence, scope or validity of this arbitration agreement (each, a “Dispute”).

Section 8.3       Notices.  Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed to have been properly delivered, given and received, (i) on the date of transmission if sent via email (provided, however, that notice given by email shall not be effective unless either (A) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 8.3 or (B) the receiving Party delivers a written confirmation of receipt of such notice either by email or any other method described in this Section 8.3 (excluding “out of office” or other automated replies)), (ii) when delivered, if delivered personally to the intended recipient, and (iii) one (1) Business Day later, if sent by overnight delivery via a national courier service (providing proof of delivery), and in each case, addressed to a Party at the address for such Party set forth below (or at such other address for a Party as shall be specified from time to time in a notice given in accordance with this Section 8.3):

If to Holcim:

Holcim Technology Ltd
c/o Holcim Ltd
Grafenauweg 10
6300 Zug, Switzerland
Attention: Lukas Studer, Group General Counsel
                 Jeremy Keim, Associate General Counsel, Corporate & M&A
Email:      [Redacted]
                 [Redacted]

If to SpinCo:

Amrize Technology Switzerland LLC
c/o Amrize Ltd
8700 W. Bryn Mawr Avenue, Suite 300
Chicago, IL 60631
Attention: Denise Singleton, Chief Legal Officer and Corporate Secretary
Email:       [Redacted]

Section 8.4        Waiver.

(a)       Any provision of this Agreement may be waived if, and only if, such waiver is in writing and signed by the Party against whom the waiver is to be effective.

(b)      No failure or delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 8.5      Modification or Amendment.  This Agreement may only be amended, modified or supplemented, in whole or in part, in a writing signed on behalf of each of the Parties in the same manner as this Agreement and which makes reference to this Agreement.

Section 8.6       No Assignment; Binding Effect.  Each Party may assign or transfer this Agreement, and any of its rights, interests or obligations hereunder, in whole or in part, directly or indirectly, by operation of Law or otherwise, without the prior written consent of the other Party; provided, that (i) in the event Holcim assigns or transfers any of its rights, interests or obligations with respect to any licenses to Licensed Patents granted to it hereunder, in whole or in part, directly or indirectly, by operation of Law or otherwise, to a Holcim Restricted Entity, or (ii) in the event SpinCo assigns or transfers any of its rights, interests or obligations with respect to any licenses to Licensed Patents granted to it hereunder, in whole or in part, directly or indirectly, by operation of Law or otherwise, to a SpinCo Restricted Entity, then the Party not undergoing the assignment or transfer shall have the right to limit the licenses granted herein to the Party undergoing the assignment or transfer, effective as of consummation of such assignment or transfer, as described in Schedule H, and such Party may only exercise such right under this Section 8.6 by providing written notice thereof prior to the date that is one hundred fifty (150) days after consummation of such assignment or transfer; provided, further, that (A) the assigning or transferring Party shall promptly notify the non-assigning or non-transferring Party in writing of any assignments or transfers it makes under the foregoing clauses (i) or (ii), and (B) the party to whom this Agreement is assigned or transferred shall agree in writing to be bound by the terms of this Agreement as if named as a “Party” hereto with respect to all or such portion of this Agreement so assigned or transferred.  For clarity, the foregoing in this Section 8.6 shall not prohibit a Change of Control of either Party (and any such Change of Control shall be subject to the termination rights and other provisions of Article VII).  Any purported assignment in violation of this Section 8.6 shall be void ab initio.  No assignment or transfer shall relieve the assigning or transferring Party of any of its obligations under this Agreement that accrued prior to such assignment or transfer unless agreed to by the non-assigning or non-assigning Party.

Section 8.7       Third Party Beneficiaries.  Except with respect to each Party’s indemnification obligations hereunder, this Agreement is solely for the benefit of each Party hereto and its respective Affiliates, successors or permitted assigns, and it is not the intention of the Parties to confer Third Party beneficiary rights upon any other Person, and should not be deemed to confer upon any Third Party any remedy, claim, liability, reimbursement, Proceedings or other right in excess of those existing without reference to this Agreement.

Section 8.8       Titles and Headings.  Titles and headings to Sections and Articles are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

Section 8.9      Governing Law.  This Agreement, and all actions, causes of action, or claims of any kind (whether at law, in equity, in contract, in tort, or otherwise) that may be based upon, arise out of, or relate to this Agreement, or the negotiation, execution, or performance of this Agreement (including any action, cause of action, or claim of any kind based upon, arising out of, or related to any representation or warranty made in, in connection with, or as an inducement to this Agreement) shall be governed by and construed in accordance with the law of the State of Delaware, irrespective of the choice of law principles of the State of Delaware, including, without limitation, Delaware laws relating to applicable statutes of limitations and burdens of proof and available remedies.

Section 8.10    Specific Performance.  The Parties agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, would occur in the event that the provisions of this Agreement were not performed in accordance with their specific terms.  Accordingly, it is hereby agreed that the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled in Law or equity, without proof of actual damages and in addition to any other remedy to which they are entitled in Law or in equity.  Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other Party has an adequate remedy at Law or that any award of specific performance is not an appropriate remedy for any reason at Law or in equity.  Each of the Parties hereby waives any defenses in any action for specific performance, including the defense that a remedy at law would be adequate, and any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such order or injunction.

Section 8.11     Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from.

Section 8.12     Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

Section 8.13   No Duplication; No Double Recovery.  Nothing in this Agreement is intended to confer to or impose upon any Party a duplicative right, entitlement, obligation or recovery with respect to any matter arising out of the same facts and circumstances.

Section 8.14    Waiver of Jury Trial.  EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY DISPUTE. EACH OF THE PARTIES HEREBY (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF A PROCEEDING ARISING OUT OF OR RELATING TO A DISPUTE, SEEK TO ENFORCE THE FOREGOING WAIVER AND THAT NO PARTY TO THIS AGREEMENT OR ANY ASSIGNEE, SUCCESSOR, OR REPRESENTATIVE OF ANY PARTY SHALL REQUEST A JURY TRIAL IN ANY SUCH PROCEEDING NOR SEEK TO CONSOLIDATE ANY SUCH PROCEEDING WITH ANY OTHER PROCEEDING IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.14.

Section 8.15      Complete Agreement.  This Agreement, including the exhibits and schedules attached hereto, and the Separation Agreement and other Ancillary Agreements (and the exhibits and schedules thereto) shall constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.  Notwithstanding anything to the contrary in this Agreement or the Separation Agreement, in the case of any conflict between the provisions of this Agreement and the provisions of the Separation Agreement, (i) the provisions of this Agreement shall prevail to the extent related to the subject matter hereof, and (ii) the provisions of the Separation Agreement shall prevail otherwise.

Section 8.16      Counterparts.  This Agreement may be executed in more than one counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Party.  Execution of this Agreement or any other documents pursuant to this Agreement by email attaching DocuSign or other electronic copy of a signature shall be deemed to be, and shall have the same effect as, executed by an original signature.

Section 8.17    Bankruptcy.  All rights and licenses granted under or pursuant to this Agreement by a Licensor are, and will otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the United States Bankruptcy Code regardless of the form or type of intellectual property under or to which such rights and licenses are granted and regardless of whether the intellectual property is registered in or otherwise recognized by or applicable to the United States of America or any other country or jurisdiction.  The Parties agree that each Licensee will retain and may fully exercise all of their rights and elections under the United States Bankruptcy Code.  The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party under the United States Bankruptcy Code, the Party hereto that is not a party to such proceeding will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party’s possession, will be promptly delivered to it (i) upon any such commencement of a bankruptcy proceeding upon the non-subject Party’s written request therefore, unless the Party subject to such proceeding continues to perform all of its obligations under this Agreement, or (ii) if not delivered under clause (i) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefore by the non-subject Party.

* * * * *

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

HOLCIM TECHNOLOGY LTD

By:	/s/ Steffen Kindler
Name:	Steffen Kindler
Title:	Authorized Signatory

By:	/s/ Lukas Studer
Name:	Lukas Studer
Title:	Authorized Signatory

AMRIZE TECHNOLOGY SWITZERLAND LLC

By:	/s/ Denise Singleton
Name:	Denise Singleton
Title:	Authorized Signatory

By:	/s/ Samuel Poletti
Name:	Samuel Poletti
Title:	Authorized Signatory

[Signature Page to Intellectual Property Cross-License Agreement]